Exhibit 99.1
News from

Buckeye

FOR IMMEDIATE RELEASE
Contact:                           Steve Dean
       Sr. Vice President
and Chief Financial Officer
901-320-8352
Shirley Spears
Investor Relations
901-320-8125
Website:  www.bkitech.com

BUCKEYE TECHNOLOGIES FIRST QUARTER EARNINGS
RESULTS SCHEDULE

MEMPHIS, TN October 11, 2007 - Buckeye Technologies Inc. (NYSE:BKI) has scheduled a conference call for Tuesday, October 23, 2007 at 2:00 p.m. Central (3:00 Eastern).  Management participating on the call will include John B. Crowe, Chief Executive Officer; Kristopher J. Matula, President and Chief Operating Officer; Steven G. Dean, Sr. Vice President and Chief Financial Officer and Elizabeth J. Welter, Vice President and Chief Accounting Officer.

All interested parties are invited to listen to the audio conference call live or tape delayed via the website www.streetevents.com or via the Company’s website homepage at www.bkitech.com.  The replay will be archived on these websites through November 23, 2007.

In addition, persons interested in listening by telephone may dial in at (877) 795-3613 within the United States.  International callers should dial (719) 325-4790. Participants should call no later than 1:50 a.m. CT.

To listen to the telephone replay of the call, dial (888) 203-1112 or (719) 457-0820.  The passcode is 4197927.  This replay will be available until midnight November 6, 2007.

A press release will be issued via Business Wire after the market closes on October 22.  If you do not receive a copy of this release, please contact Shirley Spears at (901) 320-8125.